Exhibit 10.16.16

Beneficient	October 16, 2024

Attention: Grego Ezell, CFO

325 N. St. Paul Street Suite 4850

Dallas, Texas 75201

Mr. Ezell:

HCLP Nominees, LLC (“HCLP”) is the lender with respect to the First-Lien Credit Agreement and the Second-Lien Credit Agreement with a subsidiary of Beneficient. On July 31, 2024, HCLP and Beneficient entered into a letter agreement regarding HCLP’s forbearance with respect to exercising any remedies under the First-Lien Credit Agreement and the Second-Lien Credit Agreement through February 1, 2025 (the “Prior Letter Agreement”). In order to rectify a scrivener’s error and to give effect to HCLP and Beneficient’s contemporaneous oral agreements, HCLP wishes to acknowledge that the intent of the Prior Letter Agreement was to (i) extend the maturity date of the First-Lien Credit Agreement from September 15, 2024 to February 1, 2025 (the “Maturity Date Extension”) and to (ii) waive the right to any mandatory prepayments required under Section 2.03(b) of the First Lien Credit Agreement until February 1, 2025 (the “Prepayment Waiver”).

HCLP hereby ratifies the Maturity Date Extension and Prepayment Waiver previously contemplated and agreed to, effective as of July 31, 2024.

[Signature Page Follows]

HCLP Nominees, LLC

By:	Crossmark Master Holdings, LLC,
its Manager

/s/ David Wickline
By:	David Wickline
Title:	Manager

Agreed and Accepted:

Beneficient Company Holdings, LP

By:	Beneficient Company Group, LLC,
its General Partner

By:	Beneficient,
its Managing Member

/s/ Greg Ezell
By:	Greg Ezell
Title:	Chief Financial Officer

Beneficient

/s/ Greg Ezell
By:	Greg Ezell
Title:	Chief Financial Officer